UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2007
Third Wave Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31745	39-1791034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 South Rosa Road, Madison, Wisconsin		53719

(Address of Principal Executive Offices)		(Zip Code)
(608) 273-8933
(Registrant’s Telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.
On January 28, 2007, Third Wave Technologies Inc. (“Third Wave”) and Stratagene Corporation (“Stratagene”) entered into an out-of-court settlement regarding Third Wave’s patent infringement lawsuit against Stratagene litigated in U.S. District Court in Wisconsin in September 2005 and appealed to the Federal Circuit in Washington D.C.
Under the terms of the settlement Stratagene has agreed to pay Third Wave $10.75 million in cash as full satisfaction for the judgment. The companies also have agreed to stay any further litigation for nine months. The companies will either seek dismissal without prejudice or an extension of the trial date for Stratagene’s lawsuit against Third Wave in U.S. District Court in Delaware. Stratagene and Third Wave also have agreed to a process to resolve the claims in that case or any other infringement disputes through an agreement that enables either company to elect to arbitrate a patent dispute or to resolve it through a royalty-bearing license.
Item 7.01. Regulation FD Disclosure.
A copy of the news release issued by Third Wave reporting the settlement of the Stratagene lawsuit discussed in Item 1.01 is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1 News Release of Third Wave Technologies, Inc. dated January 29, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD WAVE TECHNOLOGIES, INC.
Date: January 30, 2007	By:	/s/ Cindy S. Ahn
		Name:	Cindy S. Ahn
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of Third Wave Technologies, Inc. dated January 29, 2007